Exhibit 10-6
Loan Agreement

This Loan Agreement (“Agreement”) is made effective the September 8, 2010

BETWEEN:	Zenith Estates, Inc. (the “Lender”), an individual with his man address located at OR a corporation organized and existing under the laws of Nevada, with its head office located at:

405 Lexington Avenue, #2628
New York, NY 10174

AND:	Deric and Heather Haddad (the “Borrower”), and individuals with their main address located at:

306 Bryce’s Lane
Elizabeth, PA 15037

1.	PROMISE TO PAY

Within 12 (twelve) Months from today, Borrower promises to pay to lender the sum of $100,000, and interest and other charges stated below.

2.	RESPONSIBILITY

Although this Agreement may be signed below by more than one person, Borrower understands that we are each as individuals responsible for paying back the full amount.

3.	BREAKDOWN OF LOAN

Amount of Loan:                                         $100,000
Amount financed:                                                   $100,000
Finance charge:                                         $5,000
Total of payments:                                                   $105,000
Annual Rate:                                         5%

4.	REPAYMENT

This is how Borrower with repay: Borrower will repay the amount of this note in 4 (four) equal uninterrupted quarterly installments of $25,000 each on the 1st of the month starting on January 1, 2011 and ending on October 1, 2011 unless lender and borrower agree to defer the first two installments until after the 7th month of the loan which would mean the first quarterly payment would need to be made on July 1, 2011 and the final payment would then be made on April 1, 2012. The final payment would be for $30,000 regardless of which manner is selected from above which represents the final quarterly payment of $25,000 plus the outstanding interest amount owed of $5,000.

5.	PREPAYMENT

Borrower has the right to prepay the whole outstanding amount at any time. If Borrower does, or if this loan is refinanced-that is, replaced by a new note- Lender with pro-rate the interest charge to reflect the early settlement by dividing the interest amount owed ($5,000) by the amount of months the money was used and only expect the difference to be paid which is then based solely on the amount of time the money was in use.

6.	DEFAULT

If for any reason Borrower fails to make any payment on time, Borrower shall be in default. The Lender can then demand immediate payment of the entire reaming in unpaid balance of this loan, without giving anyone further notices.

7.	RIGHT OF OFFSET

If this loan becomes past dues, the Lender will have the right to pay this load from any deposit or security Borrower have with this Lender without notice to me. If the Lender gives me an extension of time to pay this loan, Borrower still must repay the entire loan.

8.	CO-BORROWERS

If Borrower is signing this Agreement as a co-borrower, Borrower agrees to be equally responsible with the Borrower of this loan.

LENDER                                                                           BORROWER

Authorized Signature                                                                                     Authorized Signature
/s/ John Fasola

John J. Fasola
Print Name and Title                                                                                     Print Name and Title

9/08/2010
Date                                                                           Date

Authorized Signature
                            /s/ Deric Haddad  /s/ Heather Haddad

Print Name and Title
                             Deric Haddad
                            Heather Haddad
Date 9/8/2010

1785 E SAHARA AVE #490-651  •  LAS VEGAS  •  NEVADA 89104  •  TEL: 1-727-688-0867  •  FAX: 1-888-317-5205